Exhibit 4.1

COMCAST CORPORATION

Officers’ Certificate

September 14, 2021

Pursuant to Section 2.03 of the Indenture dated as of September 18, 2013, by and among Comcast Corporation (the “Company”), the guarantors named therein and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of November 17, 2015 (as amended, the “Indenture”), by and among the Company, the guarantors named therein and the Trustee, and guaranteed on an unsecured and unsubordinated basis by Comcast Cable Communications, LLC and NBCUniversal Media, LLC, the undersigned officers of the Company do hereby certify, in connection with the issuance of the Company’s €1,250,000,000 aggregate principal amount of its 0.000% Notes due 2026 (the “2026 Notes”) and €500,000,000 aggregate principal amount of its 0.250% Notes due 2029 (the “2029 Notes” and together with the 2026 Notes, the “Notes”). The terms of the Notes are as follows:

0.000% Notes due 2026

Title:	0.000% Notes due 2026

Aggregate Principal Amount at Maturity:	€1,250,000,000

Principal Payment Date:	September 14, 2026

Interest:	0.000%

Redemption:

The Company will have the right at its option to redeem the 2026 Notes in whole or in part, at any time or from time to time prior to their maturity, on at least 15 days, but not more than 30 days, prior notice delivered electronically or mailed to the registered address of each holder of the 2026 Notes, at the Redemption Price. The Redemption Price means (a) any time prior to August 14, 2026 (one (1) month prior to the maturity of the 2026 Notes) (the “2026 Par Call Date”), the Redemption Price is the greater of (i) 100% of the principal amount of the 2026 Notes, and (ii) the sum of the present values of the principal amount of such notes and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the 2026 Par Call Date, in each case discounted to the redemption date on an actual (ACTUAL/ACTUAL (ICMA)), as defined in the rulebook of the International Capital Market Association, basis at a rate equal to the applicable Bund Rate plus 10 basis points and (b) any time on or after the 2026 Par Call Date, 100% of the principal amount of such notes; plus, in each case, accrued and unpaid interest thereon to the date of redemption.

Additional Issuances:	The 2026 Notes need not be issued at the same time and the series may be reopened for issuance of an unlimited principal amount of additional 2026 Notes under this series. Additional 2026 Notes of this series may be consolidated with, and form a single series with, 2026 Notes then outstanding, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the Trustee to take certain actions on behalf of all holders; provided that if such additional 2026 Notes are not fungible with the 2026 Notes then outstanding for U.S. federal income tax purposes, such additional 2026 Notes will have one or more separate ISIN numbers.

Conversion:	None

Sinking Fund:	None

Miscellaneous:	The terms of the 2026 Notes shall include such other terms as are set forth in the Form of 0.000% Notes due 2026 attached hereto as Exhibit A.

0.250% Notes due 2029

Title:	0.250% Notes due 2029

Aggregate Principal Amount at Maturity:	€500,000,000

Principal Payment Date:	September 14, 2029

Interest:	0.250%

Redemption:

The Company will have the right at its option to redeem the 2029 Notes in whole or in part, at any time or from time to time prior to their maturity, on at least 15 days, but not more than 30 days, prior notice delivered electronically or mailed to the registered address of each holder of the 2029 Notes, at the Redemption Price. The Redemption Price

means (a) any time prior to June 14, 2029 (three (3) months prior to the maturity of the 2029 Notes) (the “2029 Par Call Date”), the Redemption Price is the greater of (i) 100% of the principal amount of the 2029 Notes, and (ii) the sum of the present values of the principal amount of such notes and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the 2029 Par Call Date, in each case discounted to the redemption date on an actual (ACTUAL/ACTUAL (ICMA)), as defined in the rulebook of the International Capital Market Association, basis at a rate equal to the applicable Bund Rate plus 15 basis points and (b) any time on or after the 2029 Par Call Date, 100% of the principal amount of such notes; plus, in each case, accrued and unpaid interest thereon to the date of redemption.

Additional Issuances:	The 2029 Notes need not be issued at the same time and the series may be reopened for issuance of an unlimited principal amount of additional 2029 Notes under this series. Additional 2029 Notes of this series may be consolidated with, and form a single series with, 2029 Notes then outstanding, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the Trustee to take certain actions on behalf of all holders; provided that if such additional 2029 Notes are not fungible with the 2029 Notes then outstanding for U.S. federal income tax purposes, such additional 2029 Notes will have one or more separate ISIN numbers.

Conversion:	None

Sinking Fund:	None

Miscellaneous:	The terms of the 2029 Notes shall include such other terms as are set forth in the Form of 0.250% Notes due 2029 attached hereto as Exhibit B.

Each such officer has read and understands the provisions of the Indenture and the definitions relating thereto. The statements made in this Officers’ Certificate are based upon the examination of the provisions of the Indenture and upon the relevant books and records of the Company. In such officer’s opinion, he has made such examination or investigation as is necessary to enable such officer to express an informed opinion as to whether or not the covenants and conditions of such Indenture relating to the issuance and authentication of the Notes have been complied with. In such officer’s opinion, such covenants and conditions have been complied with.

IN WITNESS WHEREOF, the undersigned officers of the Company have duly executed this certificate as of the date first set forth above.

By:
Name: Jason S. Armstrong
Title: Executive Vice President and Treasurer

By:
Name: Elizabeth Wideman
Title: Senior Vice President, Senior Deputy General Counsel and Assistant Secretary

 EXHIBIT A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS NOMINEE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY FOR EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG (“CLEARSTREAM, LUXEMBOURG” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY FOR EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK MELLON, LONDON BRANCH, HAS AN INTEREST HEREIN.

COMCAST CORPORATION

0.000% Notes due 2026

No. 1	ISIN No.: XS2385397901
€1,250,000,000

COMCAST CORPORATION, a Pennsylvania corporation (the “Issuer”, which term includes any successor corporation), for value received promises to pay to The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon, London Branch, as common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg, or registered assigns, the principal sum of €1,250,000,000 (One Billion Two Hundred Fifty Million Euros) on September 14, 2026.

Interest Payment Date: September 14 (the “Interest Payment Date”), commencing on September 14, 2022.

Interest Record Date: August 30 (the “Interest Record Date”).

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officer under its corporate seal.

COMCAST CORPORATION

By:
	Name:	Jason S. Armstrong
	Title:	Executive Vice President and Treasurer

[Seal of Comcast Corporation]

Attest:

By:
	Name:	Elizabeth Wideman
	Title:	Senior Vice President, Senior Deputy General Counsel and Assistant Secretary

This is one of the series designated herein and referred to in the within-mentioned Indenture.

Dated: September 14, 2021

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

COMCAST CORPORATION

0.000% Notes due 2026

1.       Interest.

COMCAST CORPORATION, a Pennsylvania corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 14, 2021. The Issuer will pay interest annually in arrears on the Interest Payment Date, commencing September 14, 2022.

Interest on the Securities will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date to which interest was paid on the Securities (or September 14, 2021 if no interest has been paid on the Securities), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

If any Interest Payment Date, maturity date or redemption date falls on a day that is not a Business Day, the payment will be made on the next Business Day with the same force and effect as if made on the relevant Interest Payment Date, maturity date or redemption date, and no interest will accrue in respect of the delay.

The term “Business Day” means any day other than a Saturday or Sunday (i) which is not a day on which banking institutions in The City of New York or London are authorized or obligated by law, regulation or executive order to close and (ii) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (the TARGET2 system) or any successor thereto is open.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.       Issuance in Euro.

Principal, premium, if any, and interest payments will be payable in Euro. If Euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control, then all payments will be made in U.S. dollars until Euro is again available to the Issuer. The amount payable on any date in Euro will be converted into U.S. dollars at the Market Exchange Rate (as defined below) or, if such Market Exchange Rate is not then available, on the basis of the most recently available market exchange rate for Euro. Any payment so made in U.S. dollars will not constitute an event of default under the Indenture. Neither the Trustee nor the Paying Agent will be responsible for obtaining exchange rates, effecting currency conversions or otherwise handling re-denominations.

The term “Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of Euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

3.       Method of Payment.

The Issuer shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to such Interest Record Date and prior to such Interest Payment Date. Holders must surrender Securities to The Bank of New York Mellon (the “Trustee”) to collect principal payments.

The payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Issuer of immediately available funds by 10:00 a.m., London time one Business Day prior to the payment due date (or such other time as may be agreed to between the Issuer and the Paying Agent), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Paying Agent 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered.

4.       Paying Agent.

Initially, The Bank of New York Mellon, London Branch will act as Paying Agent. The Issuer may change any Paying Agent without notice to the Holders.

5.       Indenture.

The Issuer issued the Securities under an Indenture dated as of September 18, 2013, by and among the Issuer, the guarantors named therein and the Trustee, as amended by the First Supplemental Indenture dated as of November 17, 2015, by and among the Issuer, the guarantors named therein (the “Guarantors”) and the Trustee (as amended, the “Indenture”). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Security are inconsistent, the terms of the Indenture shall govern. This note is a “Security” and the notes are “Securities” under the Indenture.

6.       Guarantees.

Each Guarantor has irrevocably, fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption or otherwise) of the principal of and interest on, and all other amounts payable under, the Securities, and the full and punctual payment of all other amounts payable by the Issuer under the Indenture, subject to certain terms and conditions set forth in the Indenture.

7.       Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of €100,000 and multiples of €1,000 in excess thereof. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Securities or portions thereof for a period of fifteen (15) days before the giving of a notice of redemption, nor need the Issuer register the transfer or exchange any security selected for redemption in whole or in part.

8.       Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

9.       Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

10.       Legal Defeasance and Covenant Defeasance.

The Issuer and the Guarantors may be discharged from their respective obligations under the Securities and under the Indenture with respect to the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Securities and in the Indenture with respect to the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

11.       Amendment; Supplement; Waiver.

Subject to certain exceptions, the Securities and the provisions of the Indenture relating to the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.       Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and the Guarantors to incur liens securing indebtedness, or to enter into sale and leaseback transactions, and of the Issuer to merge or sell all or substantially all of its assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

13.       Optional Redemption.

The Issuer will have the right at its option to redeem any of the Securities in whole or in part, at any time or from time to time prior to their maturity, on at least 15 days, but not more than 30 days, prior notice delivered electronically or mailed to the registered address of each Holder of the Securities, at the applicable Redemption Price. The Issuer will calculate the Redemption Price in connection with any redemption hereunder.

“Redemption Price” means (a) at any time prior to August 14, 2026 (one (1) month prior to the maturity of the Securities) (the “Par Call Date”), the greater of (i) 100% of the principal amount of such Securities and (ii) the sum of the present values of the principal amount of such Securities and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the Par Call Date, in each case discounted to the redemption date on an actual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the applicable comparable government bond rate plus 10 basis points and (b) if the Securities are redeemed on or after the Par Call Date, 100% of the principal amount of such Securities; plus, in each case, accrued and unpaid interest thereon to the date of redemption.

The term “comparable government bond” means in relation to any comparable government bond rate calculation, at the discretion of an independent investment banker selected by the Issuer, a German government bond whose maturity is closest to the maturity of the Securities to be redeemed (assuming for this purpose that the Securities matured on the Par Call Date), or if such independent investment banker in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment banker may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the comparable government bond rate.

The term “comparable government bond rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the applicable comparable government bond on the basis of the middle market price of such comparable government bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment banker selected by the Issuer.

The term “independent investment banker” means each of Barclays Bank PLC and Deutsche Bank AG, London Branch (or their respective successors), or if each such firm is unwilling or unable to select the comparable government bond, an independent investment banking institution of international standing appointed by the Issuer.

14.       Redemption for Tax Reasons.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after September 7, 2021, the Issuer becomes or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described in Section 15 herein under the heading “Payment of Additional Amounts” with respect to the Securities, then the Issuer may, at any time at its option, redeem, in whole, but not in part, the Securities on not less than 15 nor more than 30 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the Securities to, but not including, the date fixed for redemption.

15.       Payment of Additional Amounts.

The Issuer, will, subject to the exceptions and limitations set forth below, pay as additional interest on the Securities such additional amounts as are necessary in order that the net payment by the Issuer or its paying agent of the principal of and interest in respect of the Securities to a beneficial owner who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge (“Tax”) imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Securities to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(a)	to any Tax that is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds the Securities), or a fiduciary, settlor,

beneficiary, member or shareholder of the Holder or beneficial owner if the Holder or beneficial owner is an estate, trust, partnership, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as:

(i)	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(ii)	having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Securities, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

(iii)	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign-tax exempt organization, or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(iv)	being or having been a “10-percent shareholder” of the Issuer or the applicable guarantor as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(v)	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3) of the Code or any successor provision;

(b)	to any Holder that is not the sole beneficial owner of the Securities, or a portion of the Securities, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(c)	to the extent any Tax that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Securities, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such Tax, or reduction in such Tax;

(d)	to any Tax that is imposed otherwise than by withholding by the Issuer or a an applicable withholding agent from the payment;

(e)	to any Tax that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(f)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property or similar Tax;

(g)	to any Tax required to be withheld by any paying agent from any payment of principal of or interest on any Security, if such payment can be made without such withholding by at least one other paying agent;

(h)	to the extent any Tax that would not have been imposed but for the presentation by the Holder of any Security, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(i)	to any Tax that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the Securities in the ordinary course of its lending business or (ii) that is neither (A) buying the Securities for investment purposes only nor (B) buying the Securities for resale to a third party that either is not a bank or holding the Securities for investment purposes only;

(j)	to any Tax imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code whether currently in effect or as published and amended from time to time; or

(k)	in the case of any combination of items (a)-(j) above.

As used in this Section 15, “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

16.       Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Issuer or any of the Guarantors) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all of the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Issuer or any of the Guarantors occurs and is continuing, all the Securities shall be immediately due and payable immediately in the manner and with the effect provided in the Indenture without any notice or other action on the part of the Trustee or any Holder. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the

Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.       Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer as if it were not the Trustee.

18.       No Recourse Against Others.

No stockholder, director, officer, employee or incorporator, as such, of the Issuer, any Guarantor or any successor Person thereof shall have any liability for any obligation under the Securities, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.       Authentication.

This Security shall not be valid until the Trustee manually signs the certificate of authentication on this Security.

20.       Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.       ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused ISIN numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.       Governing Law.

The laws of the State of New York shall govern the Indenture and this Security thereof.

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint_________________________________________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Dated:	_______________________	Signed:	_____________________________
(Signed exactly as name appears
on the other side of this Security)

Signature Guarantee:	_________________________________________
Participant in a recognized Signature Guarantee
Medallion Program (or other signature guarantor
program reasonably acceptable to the Trustee)

 EXHIBIT B

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS NOMINEE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY FOR EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG (“CLEARSTREAM, LUXEMBOURG” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY FOR EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK MELLON, LONDON BRANCH, HAS AN INTEREST HEREIN.

COMCAST CORPORATION

0.250% Notes due 2029

No. 1	ISIN No.: XS2385398206
€500,000,000

COMCAST CORPORATION, a Pennsylvania corporation (the “Issuer”, which term includes any successor corporation), for value received promises to pay to The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon, London Branch, as common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg, or registered assigns, the principal sum of €500,000,000 (Five Hundred Million Euros) on September 14, 2029.

Interest Payment Date: September 14 (the “Interest Payment Date”), commencing on September 14, 2022.

Interest Record Date: August 30 (the “Interest Record Date”).

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officer under its corporate seal.

COMCAST CORPORATION

By:
	Name:	Jason S. Armstrong
	Title:	Executive Vice President and Treasurer

[Seal of Comcast Corporation]

Attest:

By:
	Name:	Elizabeth Wideman
	Title:	Senior Vice President, Senior Deputy General Counsel and Assistant Secretary

This is one of the series designated herein and referred to in the within-mentioned Indenture.

Dated: September 14, 2021

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

COMCAST CORPORATION

0.250% Notes due 2029

1.       Interest.

COMCAST CORPORATION, a Pennsylvania corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 14, 2021. The Issuer will pay interest annually in arrears on the Interest Payment Date, commencing September 14, 2022.

Interest on the Securities will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date to which interest was paid on the Securities (or September 14, 2021 if no interest has been paid on the Securities), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

If any Interest Payment Date, maturity date or redemption date falls on a day that is not a Business Day, the payment will be made on the next Business Day with the same force and effect as if made on the relevant Interest Payment Date, maturity date or redemption date, and no interest will accrue in respect of the delay.

The term “Business Day” means any day other than a Saturday or Sunday (i) which is not a day on which banking institutions in The City of New York or London are authorized or obligated by law, regulation or executive order to close and (ii) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (the TARGET2 system) or any successor thereto is open.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.       Issuance in Euro.

Principal, premium, if any, and interest payments will be payable in Euro. If Euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control, then all payments will be made in U.S. dollars until Euro is again available to the Issuer. The amount payable on any date in Euro will be converted into U.S. dollars at the Market Exchange Rate (as defined below) or, if such Market Exchange Rate is not then available, on the basis of the most recently available market exchange rate for Euro. Any payment so made in U.S. dollars will not constitute an event of default under the Indenture. Neither the Trustee nor the Paying Agent will be responsible for obtaining exchange rates, effecting currency conversions or otherwise handling re-denominations.

The term “Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of Euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

3.       Method of Payment.

The Issuer shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to such Interest Record Date and prior to such Interest Payment Date. Holders must surrender Securities to The Bank of New York Mellon (the “Trustee”) to collect principal payments.

The payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Issuer of immediately available funds by 10:00 a.m., London time one Business Day prior to the payment due date (or such other time as may be agreed to between the Issuer and the Paying Agent), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Paying Agent 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered.

4.       Paying Agent.

Initially, The Bank of New York Mellon, London Branch will act as Paying Agent. The Issuer may change any Paying Agent without notice to the Holders.

5.       Indenture.

The Issuer issued the Securities under an Indenture dated as of September 18, 2013, by and among the Issuer, the guarantors named therein and the Trustee, as amended by the First Supplemental Indenture dated as of November 17, 2015, by and among the Issuer, the guarantors named therein (the “Guarantors”) and the Trustee (as amended, the “Indenture”). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Security are inconsistent, the terms of the Indenture shall govern. This note is a “Security” and the notes are “Securities” under the Indenture.

6.       Guarantees.

Each Guarantor has irrevocably, fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption or otherwise) of the principal of and interest on, and all other amounts payable under, the Securities, and the full and punctual payment of all other amounts payable by the Issuer under the Indenture, subject to certain terms and conditions set forth in the Indenture.

7.       Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of €100,000 and multiples of €1,000 in excess thereof. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Securities or portions thereof for a period of fifteen (15) days before the giving of a notice of redemption, nor need the Issuer register the transfer or exchange any security selected for redemption in whole or in part.

8.       Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

9.       Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

10.       Legal Defeasance and Covenant Defeasance.

The Issuer and the Guarantors may be discharged from their respective obligations under the Securities and under the Indenture with respect to the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Securities and in the Indenture with respect to the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

11.       Amendment; Supplement; Waiver.

Subject to certain exceptions, the Securities and the provisions of the Indenture relating to the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.       Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and the Guarantors to incur liens securing indebtedness, or to enter into sale and leaseback transactions, and of the Issuer to merge or sell all or substantially all of its assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

13.       Optional Redemption.

The Issuer will have the right at its option to redeem any of the Securities in whole or in part, at any time or from time to time prior to their maturity, on at least 15 days, but not more than 30 days, prior notice delivered electronically or mailed to the registered address of each Holder of the Securities, at the applicable Redemption Price. The Issuer will calculate the Redemption Price in connection with any redemption hereunder.

“Redemption Price” means (a) at any time prior to June 14, 2029 (three (3) months prior to the maturity of the Securities) (the “Par Call Date”), the greater of (i) 100% of the principal amount of such Securities and (ii) the sum of the present values of the principal amount of such Securities and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the Par Call Date, in each case discounted to the redemption date on an actual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the applicable comparable government bond rate plus 15 basis points and (b) if the Securities are redeemed on or after the Par Call Date, 100% of the principal amount of such Securities; plus, in each case, accrued and unpaid interest thereon to the date of redemption.

The term “comparable government bond” means in relation to any comparable government bond rate calculation, at the discretion of an independent investment banker selected by the Issuer, a German government bond whose maturity is closest to the maturity of the Securities to be redeemed (assuming for this purpose that the Securities matured on the Par Call Date), or if such independent investment banker in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment banker may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the comparable government bond rate.

The term “comparable government bond rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the applicable comparable government bond on the basis of the middle market price of such comparable government bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment banker selected by the Issuer.

The term “independent investment banker” means each of Barclays Bank PLC and Deutsche Bank AG, London Branch (or their respective successors), or if each such firm is unwilling or unable to select the comparable government bond, an independent investment banking institution of international standing appointed by the Issuer.

14.       Redemption for Tax Reasons.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after September 7, 2021, the Issuer becomes or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described in Section 15 herein under the heading “Payment of Additional Amounts” with respect to the Securities, then the Issuer may, at any time at its option, redeem, in whole, but not in part, the Securities on not less than 15 nor more than 30 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the Securities to, but not including, the date fixed for redemption.

15.       Payment of Additional Amounts.

The Issuer, will, subject to the exceptions and limitations set forth below, pay as additional interest on the Securities such additional amounts as are necessary in order that the net payment by the Issuer or its paying agent of the principal of and interest in respect of the Securities to a beneficial owner who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge (“Tax”) imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Securities to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(a)	to any Tax that is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds the Securities), or a fiduciary, settlor,

beneficiary, member or shareholder of the Holder or beneficial owner if the Holder or beneficial owner is an estate, trust, partnership, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as:

(i)	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(ii)	having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Securities, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

(iii)	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign-tax exempt organization, or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(iv)	being or having been a “10-percent shareholder” of the Issuer or the applicable guarantor as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(v)	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3) of the Code or any successor provision;

(b)	to any Holder that is not the sole beneficial owner of the Securities, or a portion of the Securities, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(c)	to the extent any Tax that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Securities, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such Tax, or reduction in such Tax;

(d)	to any Tax that is imposed otherwise than by withholding by the Issuer or a an applicable withholding agent from the payment;

(e)	to any Tax that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(f)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property or similar Tax;

(g)	to any Tax required to be withheld by any paying agent from any payment of principal of or interest on any Security, if such payment can be made without such withholding by at least one other paying agent;

(h)	to the extent any Tax that would not have been imposed but for the presentation by the Holder of any Security, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(i)	to any Tax that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the Securities in the ordinary course of its lending business or (ii) that is neither (A) buying the Securities for investment purposes only nor (B) buying the Securities for resale to a third party that either is not a bank or holding the Securities for investment purposes only;

(j)	to any Tax imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code whether currently in effect or as published and amended from time to time; or

(k)	in the case of any combination of items (a)-(j) above.

As used in this Section 15, “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

16.       Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Issuer or any of the Guarantors) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all of the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Issuer or any of the Guarantors occurs and is continuing, all the Securities shall be immediately due and payable immediately in the manner and with the effect provided in the Indenture without any notice or other action on the part of the Trustee or any Holder. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the

Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.       Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer as if it were not the Trustee.

18.       No Recourse Against Others.

No stockholder, director, officer, employee or incorporator, as such, of the Issuer, any Guarantor or any successor Person thereof shall have any liability for any obligation under the Securities, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.       Authentication.

This Security shall not be valid until the Trustee manually signs the certificate of authentication on this Security.

20.       Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.       ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused ISIN numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.       Governing Law.

The laws of the State of New York shall govern the Indenture and this Security thereof.

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint_________________________________________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Dated:	_______________________	Signed:	_____________________________
(Signed exactly as name appears
on the other side of this Security)

Signature Guarantee:	_________________________________________
Participant in a recognized Signature Guarantee
Medallion Program (or other signature guarantor
program reasonably acceptable to the Trustee)